Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A) (No. 33-16270) of Voyageur Funds, Inc. of our report dated December 4, 1998, included in the 1998 Annual Report to shareholders.




Philadelphia, Pennsylvania
February 22, 1999


/s/Ernst & Young LLP
--------------------
Ernst & Young LLP





                   Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Funds, Inc. - Delaware-Voyageur U.S. Government Securities Fund

We have audited the accompanying statement of net assets of Voyageur Funds, Inc. - Delaware-Voyageur U.S. Government Securities Fund (the "Fund") as of October 31, 1998, and the related statement of operations for the year then ended and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods ended June 30, 1994 through October 31, 1996 were audited by other auditors whose report dated December 6, 1996 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1998, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Voyageur Funds, Inc. - Delaware-Voyageur U.S. Government Securities Fund at October 31, 1998, the results of its operations for the year then ended and the changes in its net assets and its financial highlights for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania
December 4, 1998